Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Level 3 Communications, Inc., of our report dated March 11, 2005, relating to the financial statements of WilTel Communications Group, Inc., which appears in the Current Report on Amendment No. 1 to Form 8-K of Level 3 Communications, Inc. dated March 3, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

January 5, 2007